PROSPECTUS SUPPLEMENT                          This Prospectus Supplement, filed
FOR THE PERIOD ENDING                          pursuant to Rule 424(b)(3),
OCTOBER 31, 1998 TO                            relates to Registration Statement
PROSPECTUS DATED                               33-54804-01 and the Prospectus
OCTOBER 19, 1993                               dated October 19, 1993





                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 16, 1998


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           0-23108                  Not Applicable
--------                           -------                  --------------
(State of                          (Commission              (IRS Employer
organization                       File Number)             Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
---------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
              ------------------------------------------------
               (Former address, if changed since last report)

                                 Page 1 of 141
                         Index to Exhibits is on page 8

Item 5.  Other Events
         ------------

A)  Series 1993-1:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-2:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-3:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-A:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)  Series 1995-1:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-2:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I)  Series 1995-3:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)  Series 1996-1:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-2:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-3:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the October 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-4:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)  Series 1997-1:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O)  Series 1997-2:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P)  Series 1997-3:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q)  Series 1997-4:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R)  Series 1998-1:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S)  Series 1998-2:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T)  Series 1998-3:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

U)  Series 1998-4:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(u) hereto.

V)  Series 1998-6:
    --------------
On November 16, 1998 the Registrant made available the Monthly
Certificateholders Statement for the October 1998 Due Period with respect to Series 1998-6, which is attached as Exhibit 20(v) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(c) Exhibits

Exhibit No.    Description
-----------    -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-1.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-2.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-3.

20(u) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-4.

20(v) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-6.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DISCOVER CARD MASTER TRUST I
                                            (Registrant)

                                         By: GREENWOOD TRUST COMPANY
                                             as originator of the Trust


                                         By:          John J. Coane
                                             -----------------------------------
                                             John J. Coane
                                             Vice President, Chief Accounting
                                             Officer and Treasurer


Date: November 16, 1998

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
20(a)          Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-1.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-2.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-3.

20(u) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-4.

20(v) Monthly Certificateholders' Statement, related to the Due Period ending October 31, 1998, for Series 1998-6.